UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                  July 1, 2013
                Date of Report (Date of Earliest Event Reported)


                              CASEY CONTAINER CORP
             (Exact Name of Registrant as Specified in its Charter)

             Nevada                     333-140445               20-5619324
(State of Other Jurisdiction of        (Commission            (I.R.S. Employer
 Incorporation or Organization)        File Number)          Identification No.)

7255 East Alfredo Drive, Scottsdale, AZ                            85258
(Address of Principal Executive Offices)                        (Zip Code)

                                  800-234-3919
              (Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On June 24th the Company entered into three Debt Settlement Agreements with officers of the Company. Each of the officers agreed to convert monies owed to them for expenses, fees and loans made on behalf of the Company, into equity in the Company. As a result, the Company issued 11,000,333 Restricted Common shares for the release of $662,000 in debt. Furthermore, on May 20th, 2013 the Company entered into a Debt Settlement Agreement with a Consultant to issue 1,000,000 Restricted Common shares for the release of $50,000 in invoices owed to the consultant. The Board of Directors approved the issuances in an effort to decrease liabilities and increase its stockholders' equity, thereby strengthening its Balance Sheet and making the Company more attractive to potential investors, a point made by several investor groups.

ITEM 8.01 OTHER EVENTS

On May 28th, 2013 the Company issued a letter informing Lankford Consulting Group that effective immediately the Company was ending all relationships with Lankford Consulting Group and its associated companies Shoreline Consulting International and Rathbourne Mercantile, Ltd due to lack of performance and progress with regard to the ARG Vermogensverwaltung equity financing.

The Company is in discussions with other investment groups.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number                     Description
--------------                     -----------

    99.1          Debt Settlement Agreement Neild
    99.2          Debt Settlement Agreement Nason
    99.3          Debt Settlement Agreement Casey
    99.4          Debt Settlement Agreement Heisler
    99.5          Lankford Consulting Corp. Letter

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CASEY CONTAINER, CORP.


Date: July 1, 2013                     By: /s/ Martin R Nason
                                           -------------------------------------
                                       Name:  Martin R Nason
                                       Title: President & CEO

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